Exhibit 99.1

Southern First Reports Results for Fourth Quarter of 2015

Greenville, South Carolina, January 26, 2016 – Southern First Bancshares, Inc. (NASDAQ: SFST), holding company for Southern First Bank, today reported net income available to the common shareholders of $2.9 million, or $0.43 per diluted share for the fourth quarter of 2015. In comparison, net income available to common shareholders was $1.8 million, or $0.30 per diluted share, for the fourth quarter of 2014. For the year ended December 31, 2015, net income to common shareholders was $10.2 million, or $1.55 per diluted share. In comparison, net income available to common shareholders for the year ended December 31, 2014 was $5.7 million, or $1.10 per diluted share.

2015 Fourth Quarter Highlights
●	Net income to common shareholders increased 62% to $2.9 million for Q4 2015 compared to $1.8 million for Q4 2014
●	Core deposits increased 26% to $840.2 million at Q4 2015, compared to $667.1 million at Q4 2014
●	Gross loans increased 15% to $1.0 billion at Q4 2015, compared to $871.4 million at Q4 2014
●	Total revenue increased 15% to $12.2 million for Q4 2015, compared to $10.6 million for Q4 2014
●	Return on average assets increased to 0.93% for Q4 2015, compared to 0.78% for Q4 2014

“2015 was a record year for our company with earnings of $10.2 million and significant growth in deposits and loans,” stated Art Seaver, the Company’s Chief Executive Officer.

	Quarter Ended
	December 31	September 30	June 30	March 31	December 31
(in thousands, except per share data)	2015	2015	2015	2015	2014
Earnings:
Net income	$2,853	2,727	2,560	2,028	1,983
Net income available to common shareholders	2,853	2,727	2,560	2,028	1,766
Earnings per common share, diluted	0.43	0.41	0.39	0.31	0.30
Total revenue(1)	12,166	11,962	11,606	11,211	10,567
Net interest margin (tax-equivalent)(2)	3.48%	3.62%	3.73%	3.72%	3.71%
Return on average assets(3)	0.93%	0.95%	0.95%	0.78%	0.78%
Return on average equity(3)	12.11%	11.99%	11.75%	9.67%	9.46%
Efficiency ratio(4)	59.44%	57.44%	57.26%	66.55%	63.93%
Balance Sheet:
Loans(5)	$1,004,944	993,233	963,496	909,321	871,446
Core deposits(6)	840,233	794,207	741,578	707,632	667,126
Total deposits	985,733	943,918	894,524	850,310	788,907
Total assets	1,217,293	1,173,557	1,119,000	1,072,637	1,029,865
Holding Company Capital Ratios(7):
Total risk-based capital ratio	11.90%	11.93%	11.90%	12.21%	12.42%
Tier 1 risk-based capital ratio	10.65%	10.68%	10.65%	10.96%	11.17%
Leverage ratio	8.78%	9.09%	9.32%	9.34%	9.52%
Common equity tier 1 ratio(8)	9.36%	9.34%	9.28%	9.50%	9.65%
Tangible common equity(9)	7.74%	7.76%	7.83%	7.96%	8.06%
Asset Quality Ratios:
Nonperforming assets as a percentage of total assets	0.75%	0.84%	0.85%	0.85%	0.97%
Net charge-offs as a percentage of average loans(5) (YTD annualized)	0.14%	0.13%	0.10%	0.06%	0.33%
Allowance for loan losses as a percentage of loans(5)	1.36%	1.35%	1.34%	1.35%	1.35%
Allowance for loan losses as a percentage of nonaccrual loans	205.98%	186.04%	193.73%	187.61%	176.72%

Operating Results

Net interest margin for the fourth quarter of 2015 was 3.48%, compared to 3.62% for the prior quarter, and 3.71% for the fourth quarter of 2014. Average interest-earning assets for the fourth quarter of 2015 increased by $211.2 million, compared to the fourth quarter of 2014, while our average interest-bearing liabilities for the fourth quarter of 2015 increased by $149.5 million, compared to the same period in 2014. However, the yield on our interest-earning assets declined by 26 basis points, as compared to the fourth quarter of 2014, due primarily to a higher level of low-yielding federal funds combined with a lower average loan yield. In addition, the cost of our interest-bearing liabilities declined by only one basis point, as compared to the same period in 2014.

Noninterest income was $2.0 million and $1.7 million for the three months ended December 31, 2015 and 2014, respectively. For the year ended December 31, 2015 and 2014, noninterest income was $8.4 million and $5.8 million, respectively. The increase in noninterest income during the three- and twelve-month periods ended December 31, 2015 relates primarily to increases in loan and mortgage fee income. A significant portion of our loan and mortgage fee income relates to income derived from mortgage originations of $1.1 million and $5.0 million for the three and twelve months ended December 31, 2015, respectively, and $999 thousand and $2.7 million for the three and twelve months ended December 31, 2014, respectively.

Noninterest expense was $7.2 million and $6.8 million for the three months ended December 31, 2015 and 2014, respectively, and $28.2 million and $24.9 million for the year ended December 31, 2015 and 2014, respectively. The increase in noninterest expense during the 2015 periods relates primarily to an increase in salaries and benefits and occupancy expenses, partially offset by a decrease in other noninterest expense. In addition, real estate owned expenses decreased by $412 thousand during the three-month period ended December 31, 2015 compared to the fourth quarter of 2014, and increased by $495 thousand during the year ended December 31, 2015, compared to the prior year.

During the three months ended December 31, 2015, we recorded total credit costs of $839 thousand, including a $700 thousand provision for loan losses and $139 thousand of expenses related to the sale and management of other real estate owned. In addition, net loan charge-offs for the fourth quarter of 2015 were $439 thousand, or 0.17% of average loans, annualized. During the three months ended December 31, 2014, our total credit costs were $1.5 million, consisting of a $900 thousand provision for loan losses and $551 thousand of expenses related to other real estate owned. Net loan charge-offs for the fourth quarter of 2014 were $453 thousand, or 0.21% of average loans, annualized. For the year ended December 31, 2015 and 2014, total credit costs were $4.3 million and $4.8 million, respectively. Our allowance for loan losses was $13.6 million, or 1.36% of loans, at December 31, 2015 which provides approximately 206% coverage of nonaccrual loans, compared to $11.8 million, or 1.35% of loans, and approximately 177% coverage of nonaccrual loans at December 31, 2014.

Nonperforming assets were $9.1 million, or 0.75% of total assets, as of December 31, 2015. Comparatively, nonperforming assets were $10.0 million, or 0.97% of total assets, at December 31, 2014. Of the $9.1 million in total nonperforming assets as of December 31, 2015, nonperforming loans represent $6.6 million and other real estate owned represents $2.5 million. Classified assets improved to 17% of tier 1 capital plus the allowance for loan losses at December 31, 2015, compared to 22% at December 31, 2014.

Gross loans were $1.0 billion, excluding loans held for sale, as of December 31, 2015, compared to $871.4 million at December 31, 2014. Of the $133.5 million of loan growth during the year, $39.8 million was in the Greenville market, $33.4 million was in the Columbia market, and $60.3 million was in the Charleston market. Core deposits, which exclude out-of-market deposits and time deposits of $250,000 or more, increased to $840.2 million at December 31, 2015, compared to $667.1 million at December 31, 2014. During 2015, core deposits grew by $173.1 million with growth of $52.7 million in the Greenville market, $55.0 million in the Columbia market, and $65.4 million in the Charleston market.

Shareholders’ equity totaled $94.2 million as of December 31, 2015, compared to $83.0 million at December 31, 2014. As of December 31, 2015, our capital ratios continue to exceed the regulatory requirements for a “well capitalized” institution.

FINANCIAL HIGHLIGHTS - Unaudited

	Quarter Ended		4th Qtr	Twelve Months Ended		YTD
	December 31		2015-2014	December 31		2015-2014
(in thousands, except per share data)	2015	2014	% Change	2015	2014	% Change
Earnings Summary
Interest income	$12,147	10,560	15.0%	46,030	39,948	15.2%
Interest expense	2,016	1,726	16.8%	7,501	6,908	8.6%
Net interest income	10,131	8,834	14.7%	38,529	33,040	16.6%
Provision for loan losses	700	900	(22.2)%	3,200	4,175	(23.4)%
Noninterest income	2,036	1,733	17.4%	8,416	5,780	45.6%
Noninterest expense	7,231	6,756	7.0%	28,209	24,907	13.3%
Income before provision for income taxes	4,236	2,911	45.5%	15,536	9,738	59.5%
Income tax expense	1,383	928	48.9%	5,369	3,113	72.5%
Net income	2,853	1,983	43.9%	10,167	6,625	53.5%
Preferred stock dividends	-	217	(100.0)%	-	915	(100.0)%
Net income available to common shareholders	$2,853	1,766	61.6%	10,167	5,710	78.1%
Basic weighted average common shares	6,269	5,587	12.2%	6,242	4,981	25.3%
Diluted weighted average common shares	6,614	5,840	13.3%	6,561	5,199	26.2%
Earnings per common share – Basic	$0.46	0.32	43.8%	1.63	1.15	41.7%
Earnings per common share – Diluted	0.43	0.30	43.3%	1.55	1.10	40.9%

	Quarter Ended		4th Qtr	Quarter Ended
	December 31		2015-2014	September 30	June 30	March 31
(in thousands, except per share data)	2015	2014	% Change	2015	2015	2015
Balance Sheet Highlights
Assets	$1,217,293	1,029,865	18.2%	1,173,557	1,119,000	1,072,637
Investment securities	95,471	61,546	55.1%	71,878	56,997	54,033
Mortgage loans held for sale	4,943	11,765	(58.0)%	10,887	12,402	14,844
Loans	1,004,944	871,446	15.3%	993,233	963,496	909,321
Allowance for loan losses	13,629	11,752	16.0%	13,368	12,927	12,241
Other real estate owned	2,475	3,307	(25.2)%	2,657	2,887	2,570
Noninterest bearing deposits	189,686	139,904	35.6%	173,602	162,845	152,589
Interest bearing deposits	796,047	649,003	22.7%	770,316	731,679	697,721
Total deposits	985,733	788,907	24.9%	943,918	894,524	850,310
Other borrowings	115,200	135,200	(14.8)%	115,200	115,200	115,200
Junior subordinated debentures	13,403	13,403	-	13,403	13,403	13,403
Tangible common equity	94,240	82,992	13.6%	91,050	87,667	85,353
Total shareholders’ equity	94,240	82,992	13.6%	91,050	87,667	85,353
Common Stock
Book value per common share	$14.98	13.34	12.3%	14.58	14.06	13.70
Stock price:
High	22.90	17.99	27.3%	21.22	18.24	18.60
Low	19.52	13.80	41.4%	17.77	17.00	15.78
Period end	22.70	17.02	33.4%	20.49	17.90	17.00
Common shares outstanding	6,289	6,219	1.1%	6,243	6,236	6,231
Other
Loans to deposits	101.95%	110.46%	(7.7)%	105.22%	107.71%	106.94%
Team members	171	158	8.2%	169	169	162
Average Balances
Loans(5)	$1,002,024	852,250	17.6%	968,767	933,816	891,481
Deposits	990,209	770,922	28.4%	912,901	856,423	818,275
Assets	1,221,814	1,005,563	21.5%	1,140,836	1,080,811	1,049,049
Equity	93,426	83,132	12.4%	90,268	87,383	85,088
(1) Total revenue is the sum of net interest income and noninterest income.
(2) The tax-equivalent adjustment to net interest income adjusts the yield for assets earning tax-exempt income to a comparable yield on a taxable basis.
(3) Annualized based on quarterly net income.
(4) Noninterest expense divided by the sum of net interest income and noninterest income.
(5) Excludes loans held for sale.
(6) Excludes out of market deposits and time deposits greater than $250,000.
(7) December 31, 2015 ratios are preliminary.
(8) The common equity tier 1 ratio is calculated as the sum of common equity divided by risk-weighted assets.
(9) The tangible common equity ratio is calculated as total equity less preferred stock divided by total assets.

ASSET QUALITY MEASURES - Unaudited

		Quarter Ended
		December 31	September 30	June 30	March 31	December 31
(dollars in thousands)		2015	2015	2015	2015	2014
Nonperforming Assets
Commercial
Owner occupied RE		$704	718	720	280	322
Non-owner occupied RE		4,170	4,434	3,018	3,167	2,344
Construction		-	-	-	-	783
Commercial business		779	895	1,178	1,130	1,408
Consumer
Real estate		-	-	419	457	457
Home equity		258	250	250	188	188
Construction		-	-	-	-	-
Other		5	1	1	2	1
Nonaccruing troubled debt restructurings		701	887	1,087	1,301	1,147
Total nonaccrual loans		6,617	7,185	6,673	6,525	6,650
Other real estate owned		2,475	2,657	2,887	2,570	3,307
Total nonperforming assets		$9,092	9,842	9,560	9,095	9,957
Nonperforming assets as a percentage of:
Total assets		0.75%	0.84%	0.85%	0.85%	0.97%
Total loans		0.90%	0.99%	0.99%	1.00%	1.14%
Accruing troubled debt restructurings		$7,266	7,232	8,173	8,336	8,562

		Quarter Ended
		December 31	September 30	June 30	March 31	December 31
		2015	2015	2015	2015	2014
Allowance for Loan Losses
Balance, beginning of period		$13,368	12,927	12,241	11,752	11,305
Loans charged-off		(468)	(541)	(354)	(145)	(584)
Recoveries of loans previously charged-off		29	107	40	9	131
Net loans charged-off		(439)	(434)	(314)	(136)	(453)
Provision for loan losses		700	875	1,000	625	900
Balance, end of period		$13,629	13,368	12,927	12,241	11,752
Allowance for loan losses to gross loans		1.36%	1.35%	1.34%	1.35%	1.35
Allowance for loan losses to nonaccrual loans		205.98%	186.04%	193.73%	187.61%	176.72%
Net charge-offs to average loans QTD (annualized)		0.17%	0.18%	0.14%	0.06%	0.21%

AVERAGE YIELD/RATE - Unaudited

		Quarter Ended
		December 31	September 30	June 30	March 31	December 31
		2015	2015	2015	2015	2014
		Yield/Rate(10)
Interest-earning assets
Federal funds sold		0.32%	0.28%	0.31%	0.29%	0.26%
Investment securities, taxable		2.18%	2.21%	2.44%	2.61%	2.57%
Investment securities, nontaxable		4.35%	4.74%	4.50%	4.35%	4.23%
Loans(11)		4.57%	4.61%	4.64%	4.67%	4.67%
Total interest-earning assets		4.17%	4.33%	4.44%	4.43%	4.43%
Interest-bearing liabilities
NOW accounts		0.18%	0.15%	0.18%	0.18%	0.16%
Savings & money market		0.42%	0.40%	0.40%	0.35%	0.34%
Time deposits		0.81%	0.80%	0.75%	0.72%	0.73%
Total interest-bearing deposits		0.51%	0.50%	0.49%	0.46%	0.46%
Note payable and other borrowings		3.13%	3.11%	3.10%	2.87%	2.80%
Junior subordinated debentures		2.52%	2.46%	2.42%	2.42%	2.40%
Total interest-bearing liabilities		0.87%	0.88%	0.88%	0.86%	0.88%
Net interest spread		3.31%	3.45%	3.56%	3.57%	3.55%
Net interest income (tax equivalent) / margin		3.48%	3.62%	3.73%	3.72%	3.71%
(10)	Annualized for the respective three month period.
(11)	Includes loans held for sale.

NONINTEREST INCOME & EXPENSE - Unaudited

	Quarter Ended		4th Qtr	Quarter Ended
	December 31		2015-2014	September 30	June 30	March 31
(dollars in thousands)	2015	2014	% Change	2015	2015	2015
Noninterest income
Loan and mortgage fee income	$1,242	1,039	19.5%	1,426	1,409	1,196
Service fees on deposit accounts	217	234	(7.3)%	230	219	227
Income from bank owned life insurance	187	169	10.7%	167	165	166
Gain on sale of investment securities	-	-	-	2	36	259
Other income	390	291	34.0%	299	286	293
Total noninterest income	$2,036	1,733	17.5%	2,124	2,115	2,141

Noninterest expense
Compensation and benefits	$4,352	3,658	19.0%	4,313	4,106	4,277
Occupancy	885	743	19.1%	845	842	737
Real estate owned expenses	139	551	(74.8)%	148	93	763
Data processing and related costs	701	673	4.2%	588	573	585
Insurance	224	228	(1.8)%	215	213	202
Professional fees	341	228	49.6%	180	233	233
Marketing	193	184	4.9%	217	222	238
Other	396	491	(19.3)%	365	364	426
Total noninterest expenses	$7,231	6,756	7.0%	6,871	6,646	7,461

ABOUT SOUTHERN FIRST BANCSHARES

Southern First Bancshares, Inc., Greenville, South Carolina is a registered bank holding company incorporated under the laws of South Carolina. The Company consists of Southern First Bank, the third largest bank headquartered in South Carolina. Southern First Bancshares has been providing financial services since 1999 and now operates in nine locations in the Greenville, Columbia, and Charleston markets of South Carolina. Southern First Bancshares has assets of approximately $1.2 billion and its common stock is traded in the NASDAQ Global Market under the symbol “SFST.” More information can be found at www.southernfirst.com.

FORWARD- LOOKING STATEMENTS

Certain statements in this news release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions. Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) changes in the United States legal and regulatory framework; and (5) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on the company. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

FINANCIAL CONTACT: MIKE DOWLING 864-679-9070

MEDIA CONTACT: ART SEAVER 864-679-9010

WEB SITE: www.southernfirst.com